Exhibit 21

Subsidiaries of Hilb, Rogal and Hamilton Company d/b/a Hilb Rogal & Hobbs Company

Name of Subsidiary	State/Province of Incorporation
Aris/B&W Insurance Services, Inc. (4 locations)	California

Bay Technology Group LLC	Delaware

Berwanger Overmyer Associates	Ohio

Bliss & Glennon, Inc.	California

Dulaney, Johnston & Priest, Inc. (3 locations)	Kansas

Essenale, Ltd.	Bermuda

Freberg Environmental, Inc. (4 locations)	Colorado

HRH Financial Institutions Group, Inc.	Pennsylvania

HRH Insurance Services of the Coachella Valley, Inc. (3 locations)	California

HRH Insurance Services of Central California, Inc. (3 locations)	California

HRH Consulting Group, LLC	New York

HRH of Northern California Insurance Services, Inc. (6 locations)	California

HRH Securities, Inc.	New York

HRH Security Services, Inc. (4 locations)	Pennsylvania

Hilb, Rogal and Hamilton Company of Alabama, Inc. (4 locations)	Alabama

Hilb, Rogal and Hamilton Company of Arizona (3 locations)	Arizona

Hilb, Rogal and Hamilton Company of Atlanta, Inc.	Georgia

Hilb, Rogal and Hamilton Company of Baltimore	Maryland

Hilb, Rogal and Hamilton Company of Colorado	Colorado

Hilb, Rogal and Hamilton Company of Connecticut, LLC (3 locations)	Connecticut

Hilb, Rogal and Hamilton Company of Metropolitan Washington	Delaware

Hilb, Rogal and Hamilton Company of Gainesville, Florida, Inc.	Florida

Exhibit 21 (Continued)

Subsidiaries of Hilb, Rogal and Hamilton Company d/b/a Hilb Rogal & Hobbs Company

Name of Subsidiary	State/Province of Incorporation
Hilb, Rogal and Hamilton Company of Gainesville, Georgia	Georgia

Hilb, Rogal and Hamilton Company of Grand Rapids	Michigan

Hilb, Rogal and Hamilton Company of Illinois (2 locations)	Illinois

Hilb, Rogal and Hamilton Insurance Agency of Massachusetts, LLC (3 locations)	Virginia

Hilb, Rogal and Hamilton Company of New York, LLC	New York

Hilb, Rogal and Hamilton Company of Northern New Jersey, LLC (2 locations)	New Jersey

Hilb, Rogal and Hamilton Company of Oklahoma	Oklahoma

Hilb, Rogal and Hamilton Company of Oregon	Oregon

Hilb, Rogal and Hamilton Company of Orlando	Florida

Hilb, Rogal and Hamilton Company of Philadelphia, LLC	Pennsylvania

Hilb, Rogal and Hamilton Company of Pittsburgh, LLC	Pennsylvania

Hilb, Rogal and Hamilton Company of Port Huron	Michigan

Hilb, Rogal and Hamilton Company of San Antonio (2 locations)	Texas

Hilb, Rogal and Hamilton Company of Southwest Florida	Florida

Hilb, Rogal and Hamilton Company of Savannah, Inc.	Georgia

Hilb, Rogal and Hamilton Services Company	Virginia

Hilb, Rogal and Hamilton Company of South Florida	Florida

Hilb, Rogal and Hamilton Company of Tampa Bay, Inc.	Florida

Hilb, Rogal and Hamilton Company of Texas (10 locations)	Texas

Hilb, Rogal and Hamilton Company of Upstate New York, LLC (2 locations)	Delaware

Exhibit 21 (Continued)

Subsidiaries of Hilb, Rogal and Hamilton Company d/b/a Hilb Rogal & Hobbs Company

Name of Subsidiary	State/Province of Incorporation
Hilb, Rogal and Hamilton Company of Virginia (4 locations)	Virginia

Hilb, Rogal and Hamilton Insurance Services of Orange County, Inc.	California

Hilb, Rogal and Hamilton Insurance Services of San Diego, Inc.	California

Hilb, Rogal and Hamilton Investment Company	Delaware

Hilb, Rogal and Hamilton Realty Company	Delaware

Hobbs Group (Canada) Insurance Brokers Ltd.	Ontario, Canada

Hobbs Group, LLC	Delaware

Hobbs Group Limited Liability Company	Ohio

Hobbs Group Insurance Brokers, LLC (11 locations)	Massachusetts

Hobbs Group Investment Advisors, LLC	Delaware

Hobbs Group, Inc.	Maryland

Hobbs Group, Inc.	Massachusetts

Hobbs Group, Inc.	Ohio

Hobbs Group, Inc. (2 locations)	Texas

Hobbs Group NY, LLC (10 locations)	New York

Hobbs IRA Corp.	Delaware

Hobbs/OFJ Acquisition Corporation	Massachusetts

Hunt Insurance Group, Inc.	Florida

Integrated Risk Solutions Insurance Services, LLC	California

Integrated Risk Solutions Insurance Services, LLC	Delaware

Kirklin & Company, LLC	Delaware

Exhibit 21 (Continued)

Subsidiaries of Hilb, Rogal and Hamilton Company d/b/a Hilb Rogal & Hobbs Company

Name of Subsidiary	State/Province of Incorporation
Maclean, Oddy & Associates, Inc.	Texas

New World E & S, LLC	Delaware

NIB/Lees Preston Ltd.	United Kingdom

Oakley Holdings Ltd.	United Kingdom

O’Neill, Finnegan & Jordan Insurance Agency, Inc.	Massachusetts

Premium Funding Associates, Inc.	Connecticut

Professional Practice Insurance Brokers, Inc. (2 locations)	California

Professional Practice Insurance Brokers, Inc. (Southeast)	North Carolina

Staffing Risk Solutions Services, LLC	Delaware

TLC Hobbs, LLC	Colorado

The Dunlap Corporation (4 locations)	Maine

The Managing Agency Group, Inc.	Connecticut

Timothy S. Mills Insurance Services, Inc.	California

Thomas M. Murphy & Associates, Inc.	Connecticut

Westport Financial Services, LLC (5 locations)	Delaware

Westport Insurance Agency, Inc.	Delaware

Westport Insurance Agency, LLC	Delaware

Westport Insurance Brokerage, LLC	Massachusetts

Westport Insurance Agency, LLC	Texas

Westport Worldwide, LLC	Delaware

Each of the above subsidiaries is 100% owned by the registrant except for NIB/Lees Preston Ltd. and Oakley Holdings Ltd. which are owned 70% by the registrant.